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                                                                      EXHIBIT 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form N-4 (Registration No. 33-20453 and Post-Effective Amendment Number 24) of our report dated February 11, 2000 relating to the financial statements of MONY America Variable Account A -- MONY Master which appear in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


New York, New York
February 28, 2000